Exhibit 99.2

Additional Cleansing Information In addition to the cleansing exhibits, FTSI shared the following information with the ad hoc group of Secured Noteholders: Trade Vendors and Other Claims • Accounts payable balance of $16.8 million as of June 30, 2020, which primarily consists of trade vendors •Under the contemplated transaction, FTSI anticipates that all trade vendors, employees, taxes and insurance will be paid in full Estimate $23 million of additional potential non-Covia claims related to contractual commitments • Corporate Structure • FTS International, Inc. •Holding company and sole taxable entity •Issuer of outstanding indebtedness, including the Senior Secured Term Loan and Senior Notes •Activity limited to debt service and corporate governance matters FTS International Services, LLC •Wholly-owned by FTS International, Inc. •Assets include most of Company’s district locations, the Company’s refurbishment facility in Aledo, TX, all high-pressure iron and most of the Company’s light fleet vehicles • • Appraised value of real estate is approximately $25 million, per county taxing authorities •Operates all equipment owned by FTS International Manufacturing, LLC •Entity associated with all revenue generating activities, overhead and back office functions •Counterparty to all of the Company’s customer agreements, supply commitments and leases FTS International Manufacturing LLC •Wholly-owned by FTS International Services, LLC •Owns, maintains and refurbishes the majority of the Company’s service equipment •Other assets include the Company’s manufacturing facility in Dallas/Fort Worth • • Appraised value of real estate is approximately $5 million, per county taxing authorities •Employees are integrated with the Company’s district staff to maintain and repair equipment in each of the Company’s service areas

Supply Commitments • On July 14, 2020, the Company gave notice to terminate its largest sand supply contract with Covia, which Covia is disputing. At June 30, 2020, the Company had future annual commitments of $21.0 million through 2024, which it believes it is no longer required to satisfy. While the outcome of this dispute is uncertain, the ultimate resolution of this matter could result in the continued enforcement of this contract or the accelerated payment of some or all of these annual commitments The Company’s annual commitment of $21.0 million to Covia is paid in January of each year. This represents prepaid fees to purchase sand for that year. If the Company purchases zero tons of sand for the year, it forfeits the entire amount and records a supply commitment charge in its consolidated statement of operations. For the tons of sand that it does purchase, it earns a partial or full credit of these prepaid fees to be applied to future payments to Covia. In the first quarter of 2019, the Company concluded that it would not be able to purchase enough sand to satisfy $11.0 million of the $21.0 million annual commitment for any year of the contract. Therefore, the Company recorded a supply commitment charge of $55.0 million in the first quarter of 2019 to accelerate five years of purchase shortfalls. The Company paid $11.0 million of this amount in January 2020 and had $44.0 million recorded as a liability on its consolidated balance sheet at June 30, 2020, which represents the $11.0 million it was scheduled to pay annually from January 2021 through January 2024. As a result of this accounting, the maximum supply commitment charge the Company could incur in any year of the contract is the remaining $10.0 million of prepaid fees, which would occur if it purchased zero tons of sand under the contract for that year In 2019, FTSI utilized the majority of the committed sand volumes. The Company purchased enough sand under this contract to earn a credit of substantially all the remaining $10.0 million of fees it prepaid in 2019. In 2020, FTSI expects to utilize less than 50% of its committed sand volumes. In Q1 2020 the committed sand volumes were approximately 90% utilized, however a non-cash charge was taken to reflect expected future usage shortfalls. In 2020, upon giving notice to terminate the contract, the Company forfeited its ability to earn any further credits of the fees it prepaid in January 2020 and the ability to apply any earned credits to future payments to Covia. In the second quarter of 2020, the Company recorded a supply commitment charge to derecognize the prepaid asset, but it owes no additional cash payments to Covia for 2020 purchase shortfalls • • • The largest under-utilized costs are contractual in nature, which are not being utilized in today’s activity levels. These include the large sand supply contract we have discussed previously, but also include a sand container contract and a smaller sand supply contract. The Company continues to work with its vendors to minimize the impact of fixed commitments on its business Working Capital & Capital Expenditures • Working Capital is a function of fleet utilization, fleet efficiency, pricing and the amount of materials provided to customers •Fleet utilization: For reference, during the second quarter of 2020, the Company had an estimated fleet utilization of 46% for its five active fleets. If fleet utilization returned to a level consistent with the Company’s historical average, annual working capital would likely increase by $1 to $2 million per fleet

• A fully-utilized fleet in a normalized pricing environment would consume an incremental $2 to $3 million of annual working capital per fleet •The Company has reduced capital expenditures to a minimum level as a result of lower activity levels. As activity recovers, additional capital will be required to reactivate and deploy fleets •Active fleets: For reference, at August 10, 2020 the Company had six active fleets. Reactivating the fleets 7 through 10 is estimated to cost less than $1 million per fleet, including $500 to $800 thousand of repair and maintenance expenses • The Company estimates it would cost $1 million to $2 million per fleet to activate fleets 11-15 Other • The Company manages its staffing for the number of active fleets it has each month and has support functions in place to accommodate approximately 15 fleets. If current market conditions persist, the Company expects additional SG&A expense reductions.

STRICTLY CONFIDENTIAL – SUBJECT TO MATERIAL CHANGE – SUBJECT TO FRE 408 – SUBJECT TO CONFIDENTIALITY AGREEMENTS

DISCUSSION MATERIALS

JULY 21, 2020

FTS INTERNATIONAL



STRONGER. SAFER. BETTER.

This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the long-term fundamentals for the industry, including horizontal rig count, frac fleet supply, demand, pricing and utilization; recovery plans; expected Q1 annualized adjusted EBITDA per fleet, average active fleets, net pricing and stages per average active fleet; benefits of automation; number of dual fuel fleets expected to be operating by end of March; the rebuild cycle and cost by major pump component; expected investment/upgrade costs for Tier 2, Tier 4, and electric fleets; anticipated improvements of brand perception; and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “potential,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on FTSI’s current expectations and assumptions regarding capital market conditions, FTSI’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, FTSI’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the projected operations of FTSI; results of litigation, arbitration, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for FTSI’s services and capital expenditures; global economic conditions; excess availability of pressure pumping equipment; liabilities from operations; weather; decline in, and ability to realize, backlog; potential delay in future equipment specialization and new technologies, including electric fleets; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents and other risks and uncertainties. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. FTSI undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in FTSI’s filings with the SEC, including the most recently filed Forms 10-Q and 10-K. FTSI’s filings may be reviewed on FTSI’s website at ftsi.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. This presentation also contains non-GAAP measures, which are used by management to evaluate the operating performance of the business and Adjusted EBITDA is a metric used for management incentive compensation. These non-GAAP measures should not be used by investors or others as the sole basis for formulating investment decisions, as they exclude a number of important items. The Company believes the non-GAAP measures it uses are important indicators of operating performance because they exclude the effects of the Company’s capital structure and certain non-cash items from the Company’s operating results. FTSI’s definition of non-GAAP measures may differ from other industry peer companies. The Company does not provide certain reconciliations of forward-looking non-GAAP measures included herein or the most directly comparable forward looking GAAP measures because the timing and nature of excluded items are unreasonably difficult to fully and accurately estimate.

◼

Joined FTSI in June 2015, COO since October 2015 ◼ Previously held positions with GoFrac, Frac-Chem, Compass Well Services, Allied Cementing and Halliburton ◼ Joined FTSI in September 2014, General Counsel since March 2017 ◼ Previously served as a Partner at Squire, Patton and Boggs ◼ Joined FTSI in March 2014, Chief Administrative Officer since March 2017 ◼ Previously served as the Strategic Human Capital Management Lead at Alkat Consulting ◼ Joined FTSI in December 2014 with acquisition of JW Wireline ◼ Vice President of Sales since November 2018 ◼ Joined FTSI in April 2014, CFO since October 2015 ◼ Previously with Ernst & Young in its Transaction Advisory Services Group ◼ Certified Public Accountant ◼ Joined FTSI in January 2014, CEO since October 2015 ◼ Previously held positions with Energy Transfer, Moody’s and Ernst & Young

STRICTLY CONFIDENTIAL-SUBJECT TO MATERIAL CHANGE-SUBJECT TO FRE 40B-SUBJECT TO CONFIDENTIALITY AGREEMENTS TABLE OF CONTENTS D D CONDITIONS IJ 41 01:.!. CURRENT ENVIRONMENT & INITIATIVES PRESSURE PUMPING MARKET COMPANY OVERVIEW

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STRICTLY COt FIDENTIAL-SUBJECTTO MATERIAL CHAI·IGE-SUBJECT TO FAE 408-SUBJECT TO COt FIDENTIALITY AGREEMEt·lTS FTSI AT A GLANCE LARGE, PURE-PlAY PRESSURE PUMPER WITH UNWAVERING ATTENTION TO SAFETY ANO SERVICE QUALITY

Corporate Headquarters (Fort Worth, TX) Manufacturing Facility (Fort Worth, TX) Maintenance & Refurb Facility (Aledo, TX) District Locations Tier 2 Diesel Fleet Tier 2 Dual Fuel 7 Dual Fuel Fleet capacity Deployed in 2020 for customer opportunity

✓ We have some of the industry’s leading engine and transmission specialists, many of whom came from the OEM, to ensure equipment operates at peak performance ✓ ✓ Ability to test and implement design improvements faster than any other competitor Large uniform fleet allows for greater responsiveness to customer needs ✓ We manufacture our own fluid ends and power ends and have made numerous design enhancements over the years

We manufacture our own fluid ends and perform substantially all recurring maintenance in-house We perform all engine, transmission and blender refurbs in-house We manufacture and rebuild all of our own power ends We build all of our new fleets and implement design enhancements Ancillary equipment like blenders also built in-house ◼ ◼ ◼ ◼ ◼ ~$2.5 million per fleet per year; one of the lowest maintenance capex requirements in the industry Newbuild cost of ~$25 million per 50k HHP fleet including all ancillary equipment ~50% cost advantage versus buying fluid ends from third parties Growth Capex Maintenance Capex Operating Expenses

Maint. Capex ($ in millions) Maint. Capex ($ in millions) Maint. Capex per Average Active Fleet ($ in millions) $4 $10 $150 $3.7 Annual Savings at 20 Fleets $125 $8 $111.8 $2.8 $2.8 $7.0 $3 $100 $6 $75 $2 $56.7 $1.4 $4 $50 $2.5 $2.5 $1 $2 $25 --$- $-FTSI Peer 1 Peer 2 Peer 3 Peer 4 2014 A 2015A 2016A 2017A 2018A 2019A 1H 2020 Annualized(2) Maintenance Capex Maintenace Capex per Average Active Fleet ◼ ◼ Our manufacturing capabilities and level of innovation are a competitive advantage that few peers possess Have been able to realize significant operating and capital expenditure savings over time ◼ ◼ Manufacturing abilities allow us to benefit from economies of scale as fleet size increases In-house manufacturing offers the flexibility to adjust to market cycles Source: Company filings. (1) (2) Peers include LBRT, NEX, PUMP and RPC. Expected as of Q2’20 earnings release; preliminary and subject to final review. $4.0 $3.0 $2.3$2.3 $65.3 $33.8 $0.7 $44.2 $29.1 $10.1

(Stages) 700 (Pumping Hours/day) 1.0 Industry average TRIR = 0.9 16 14 12 14.4 0.8 600 500 0.6 10 8 6 400 0.4 0.3 300 200 0.2 431 4 2 --385 0.2 294 334 344 356 321 296 337 313 100 ---- Q1'20Q2'20E(1) 1H 2020 E(1) 2018A 2019A Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 FTSI TRIR FTSI LTIR Stages Per Average Active Fleet Average Pumping Hours Per Pumping Day Stages Per Fully-utilized Fleets Note: TRIR stands for total recordable incident rate. LTIR stands for lost time incident rate. Industry average TRIR per the Bureau of Labor Statistics based on latest available data. 2-Fleet Customer (6 – 7 fleets) 2-Fleet Customer (7 fleets) 2-Fleet Customer (3 – 4 fleets) 1-Fleet Customer (3 fleets) Permian / Delaware Permian / Delaware Eagle Ford & Uinta Top performing fleet / consistently outperform prior service provider Utica Both FTSI fleets consistently in top half of performers Consistently top 2 performer in most metrics In-line with top performing fleets (1) (2) Expected as of Q2’20 earnings release; preliminary and subject to final review. Information based on market intelligence and anecdotal feedback from customers. 0.0 0.2 0.1 --638 492 Improved pumping hours per day by ~58% since Q1 2018

Free Cash Flow ($ in millions) ($ in millions) $600 $2,500 $400 $2,000 $200 $1,500 $-$1,000 ($200) $500 ($400) --2017A 2018A 2019A 1H 2020E Est. Through-Cycle FTSI Peer A Peer B Peer C Peer D Peer E Gross Debt Net Debt Source: Company filings and FactSet. (1) (2) (3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 1H 2020E utilizes reported figures for Q1’20 and consensus estimates for Q2’20. Estimated through-cycle calculated by adding the preceding 2017A, 2018A, 2019A and 1H 2020 figures. Peer group includes NEX, LBRT, PUMP, RES and USWS. Expected as of Q2’20 earnings release; preliminary and subject to final review. 2011A2012A2013A2014A2015A2016A 2017A2018A2019AQ2'20E (3) Nearly ~$700MM in debt reduction since 2017 ($390MM beyond IPO proceeds)

▪ Capital strategy focuses on maximizing free cash flow from existing assets ($ in millions) Growth Capex Maintenance Capex • • • Strategy employed since 2016 Financially, returns focused strategy with low cost mentality Focus on profit optimization ▪ Strive to be a fast follower of emerging technologies Growth capex likely in next five years but would require strict financial return profiles • ▪ Investment in next generation pumping assets are not justified economically Reduce Fuel Costs CO2 Reduced Flaring & Emissions 2020E 2021E+ Source: Company filings. (1) Excludes reactivation capex and certain capex for dual fuel conversions. $38 $20 Assumes 15 active fleets with $2.5mm of maintenance capex per year plus growth capex for emerging technologies

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(Rig Count) 1,200 ($/bbl) $90 $80 $70 $60 $50 $40 $30 $20 $10 --(MMBoed) 14 Production (MMBoed) Rig Count Historical Forward - One Week Ago Forward-Current Forward - One Month Ago 5-Year Average Strip Price 12.2 11.0 11.8 12 11.0 1,000 969 1 Month Ago $42.75 1 Week Ago $43.50 Current $43.88 10 800 8 600 6 400 4 200 2 ---- Jul-15 Jul-16 Jul-17 Jul-18 Jul-19 Jul-20 Jul-21 Jul-22 Jul-23Jul-24 Jul-25 2018 A 2019 A 2020E 2021E ($ in millions) ---- ($900) “After the quick downturn in price, we did modify our capital budget by over $1 billion from $2.7 billion, down to $1.6 billion.” JACK HARPER, PRESIDENT, 6 JUNE 2020 “Our capital reductions are expected to result in a full year capital budget of $2.4 billion to $2.6 billion, representing a more than 50% decrease from our original budget.” VICKI HOLLUB, CEO, 29 MAY 2020 ($1,800) ($2,700) ($3,600) Source: Baker Hughes, Company filings, Industry Analysts and the U.S. Energy Information Administration. 317 393 889

◼ Fleet demand declined significantly in Q2’20 due to reductions in E&P spending (Total Frac Fleets) 500 (FTSI Frac Fleets) 50 Industry Frac Fleet Demand Industry Frac Fleet Demand – Estimates FTSI Fleets % FTSI Market Share 400 40 300 30 8% 200 20 5% 7% 6% 100 10 ---- 2016A 2017A 2018A 2019A 2020E 2021E 2022E 2023E 2024E Source: FactSet and Wall Street research.

◼ 14+ public frac companies represent ~70% of combined market share with an additional 10+ private companies making up the remaining balance (HHP in 1,000’s) 3,500 3,275 Public Private 3,000 2,500 2,000 2,000 1,700 1,400 1,400 1,400 1,300 1,500 1,250 1,000 1,000 1,000 725 625 500 --(1) (2) NA $24 NA $109 ($3) ($5) $6 NA $40 $8 ($2) $28 66 40 34 28 28 28 26 25 20 20 15 13 NA $182 NA $69 $59 $40 $99 NA $85 NA $122 $32 (5) (6) $3,436 ($317) NA ($186) ($206) $545 $618 $11,030 ($101) NA ($407) $299 Source: Company filings, FactSet and Wall Street Research. Note: (1) (2) (3) (4) (5) (6) Represents balance sheet data as of Q1’20. BJ services filed for Chapter 11 protection on 7/20/20. FTSI figures based on consensus estimates. Assumes 50,000 HHP per fleet. As of Q1’20 financials. Assumes FTSI recapitalizes with zero debt and $165 million of cash. Represents capitalization prior to recapitalization plan announced on 7/14/20. 2020E EBITDA Fleets(3) 2020E G&A Net Debt – WC(4)

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($ in millions) $40 ◼ Immediate cost reductions were implemented to minimize impact of reduced activity levels $35 • Furloughed inactive crews and support staff $29 $30 • Reduced wages and salaries by 20% $25 $20 • Re-negotiated lower rates where possible Q2'20 E(1) Annualized COGS per average active fleet Q1'20 A • Reduced management structure for expected activity levels ($ in millions) $300 $206 2 • Eliminated 401k match ◼ Management has kept costs under control since taking the helm in 2015 $156 $200 2 $89 $88 ◼ SG&A, excluding stock-based compensation, has increased minimally $100 - 14 - 74 73 since the prior trough in 2016 --2014A 2015A 2016A 2017A 2018A 2019 A Annualized Q2'20E (1) •Fleet count doubled during that same time period SG&A (excl. Stock-based compensation) Stock-based compensation (1) Annualized based on expected Q2’20 earnings release; preliminary and subject to final review. 204 154 $64$811515$53 81 64 39 $25

◼ In late 2018, we began directing more of our sales resources towards solidifying longer-term relationships instead of focusing on transactional work ◼ Developed a new partnership-based sales model formulated from customer feedback and our past successes ◼ ◼ Ideally positioned us for upcycles where we can take full advantage of our quick reactivation cadence Has systematically produced results and at a increased conversion rate prior to market collapse ◼ Produced win rate nearly ~3.0x higher than 2019 average • Further enabled us to demand meaningful price increases due to our ability to be on pad before our competition ◼ However, due to shrinking market size, we have been unable to fully realize its potential ◼ Legacy model relies too heavily on a robust spot market, which results in more volatile pricing and activity swings ◼ Will result in lower peak pricing but should result in a stickier customer base

Minimizing NPT time is a major focus at FTSI and has helped improve customer satisfaction Non--PPruomdupcintigveTTimimeeppeerrPPuummppiinnggDDaayy PPuummppTTiime per Pumpiinngg DDaayy 2018 2019 ▪ ▪ Helped to reduce engineering costs by >40% while also enabling the sharing of best practices Faster recognition of equipment issues on site enables cost-saving preventative maintenance Ability to identify and differentiate human error from normal equipment wear in real time Data analytics and additional equipment sensors have enabled: • Smarter integrity management and more efficient preventative maintenance to more effectively avoid costly unplanned downtime Continued design enhancements of fluid ends Significant progress toward equipment automation ▪ • • ▪

Diesel to Natural Gas Initiative Reduce Fuel Costs CO2 Reduced Flaring & Emissions Dynamic Gas Blending Engine ◼ Automation project now live ◼ New blender incorporates more than 100 improvements from the field ◼ 7 dual fuel capable fleets ◼ Entered into partnership with OEM to design and test next gen pump and consumables ◼ Computer-assisted pump control can now automatically take action to shut down pumps that show indicators of probable failure ◼ Significant interest from customers on dual fuel to save on fuel costs ◼ ◼ Considerably more durable, easier to operate, and easier to maintain Keeping abreast of the latest designs and technology so we can be a “fast follower” when a superior design emerges that meets both customers’ needs and internal return profile requirements ◼ Ability to seamlessly redistribute load to other pumps is in testing phase ◼ Results of initial field test of Tier 4 DGB are very good ◼ After we complete field testing, we will decide on a cadence for deploying across company ◼ Innovation will allow us to get more reliable hours out of our equipment, reduce costly repairs, and deliver higher quality stages ◼ Currently focused on expanding the list of faults that result in shut downs

(Fleets) 30 (Stages) 650 600 550 500 450 400 350 300 250 200 150 ($ in millions) $25 638 28 28 25 492 22 $20 21 20 20 19 20 17 16 $15 14 15 $10 $8 $8 294 5 10 $6 $6 $5 $5 5 2 NM ---- Q2'20E(1) Q2'20E(1) Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Average Active Fleets Stages Per Average Active Fleet Fully-Utilized Fleets Stages Per Fully-utilized Fleets Annualized Adj. EBITDA per Average Active Fleet Annualized Adj. EBITDA per Fully-utilized Fleet ($ in millions) $30 $26 $24 $25 $23 $22 $21 $18 $20 $13 $15 $10 $5 --Q2'20E (1) Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 SG&A (excl. Stock-based compensation) Stock-based compensation Source: Company filings and management projections. (1) (2) Expected as of Q2’20 earnings release; preliminary and subject to final review. Excludes changes to cash and cash equivalents and changes to current maturities of long-term debt. 2 24 $21$20$22 337 171615 3 43 211818 6 17 3 15 4 10 5.0 / 2.8 5.0 / 2.3 ($9.2) ($13.0) – ($15.0) $21.0 $20.0 $21 $19 $17 $14 $4

FTS International, Inc. (NYSE: FTSI) Commitments and contingencies As of 12/31/2019 ($ in millions) Footnote - Lease Commitments 2020 2021 2022 2023 2024 More than 5 yrs Real estate leases Company B containerized sand systems Other (primarily vehicle and equipment leases) Total operating leases 6.2 7.8 1.4 3.7 7.2 0.1 1.2 - - 1.2 - - 1.0 - - - - - 15.4 11.0 1.2 1.2 1.0 - Footnote - Purchase Obligations Sand commitments (minimum payments) Employee lodging Other Total purchase obligations 23.7 3.1 0.3 22.4 1.0 0.3 21.0 - 0.3 21.0 - 0.3 21.0 - 0.1 - - - 27.1 23.7 21.3 21.3 21.1 -

FTS International, Inc. – Organizational Chart Imagine More Coöperatief U.A. 1 | FTS International, Inc. (Delaware) Primary Operating Entities JV Entities FTS International Netherlands I C.V. (Netherlands) FTS International Ventures I, LLC (Delaware) FTS International Services, LLC (Texas) FTS International Netherlands II C.V. (Netherlands) FTS International Netherlands, LLC (Delaware) FTS International Manufacturing, LLC (Texas) FTS International Ventures II, LLC (Delaware) FTS International Netherlands (Netherlands) FTS International Netherlands B.V. (Netherlands) Entities to be dissolved in 2020

 FTS International, Inc. (NYSE American: FTSI) Material Supply Agreements Adjustments1 1 Even though each agreement specifies that prices will be reviewed once per period (e.g., every 3 or 6 months), the volatility of market pricing leads us to revisit pricing more frequently with each supplier. Vendor Type Contract End Date Price Covia Sand Supply contract 12/31/2024 45 days Company B Sand supply contract Earlier of 6/30/2021 or after purchase of 810,000 tons Semiannual Company B Sand Container Systems 2/28/2022 Fixed pricing

FTS International, Inc. and Subsidiares

Illustrative Balance Sheets by Entity as of March 31, 2020 (unaudited)

(In millions)	FTS International, Inc. (Parent Co.)	FTS International Services, LLC	FTS International Manufacturing, LLC	International [1]	Consolidated
Cash and cash equivalents	$0.2	$198.9	-	$0.1	$199.2
Accounts receivable, net	0.1	79.0	-	0.1	79.2
Inventories	-	2.4	41.2	-	43.6
Prepaid expenses and other current assets		14.9	0.1	-	15.0
Total current assets	**0.3**	**295.2**	**41.3**	**0.2**	**337.0**
Property, plant, and equipment, net	0.4	80.5	142.2	-	223.1
Operating lease right-of-use assets	-	22.5	-	-	22.5
Intangible assets, net	29.5	-	-	-	29.5
Other assets	-	3.9	-	-	3.9
Total assets	**$30.2**	**$402.1**	**$183.5**	**$0.2**	**$616.0**
Accounts payable	$0.1	$36.8	$16.7	-	$53.6
Accrued expenses	9.6	13.8	1.6	0.2	25.2
Current portion of operating lease liabilities	-	13.8	-	-	13.8
Other current liabilities	-	14.6	-	-	14.6
Total current liabilities	**9.7**	**79.0**	**18.3**	**0.2**	**107.2**
Long-term debt	434.7	-	-	-	434.7
Operating lease liabilities	-	10.5	-	-	10.5
Other liabilities	-	34.6	-	-	34.6
Total stockholders' equity (deficit)	(414.2)	278.0	165.2	-	29.0
Total liabilities and stockholders' equity (deficit)	**$30.2**	**$402.1**	**$183.5**	**$0.2**	**$616.0**

Note: These illustrative balance sheets for FTSI International, Inc. and Subsidiaries (the "Company") have not been prepared in accordance with generally accepted accounting principles in the United States. FTSI reports at the consolidated level, therefore intercompany balances such as investments in subsidiares and equity earnings of subsidiaries have not been presented in these illustrative balance sheets.

(1) This column represents the combined accounts of the Company's international subsidiaries that are in the process of being dissolved.